                                                                    Exhibit 99.1

[MONY LOGO]                 THE MONY GROUP INC.           NEWS RELEASE
                            1740 Broadway                 MEDIA CONTACTS:
                            New York, NY 10019            Doug Myers  212 708 2472
                            212 708 2472                  Christopher Breslin  212 708 2435
                            212 708 2399 Fax              INVESTOR CONTACT:
                                                          Jay Davis  212 708 2917

            THE MONY GROUP INC. MEETS FIRST QUARTER EARNINGS TARGET,
                    EXCLUDING $0.06 LOSS FROM VENTURE CAPITAL

NEW YORK (May 8, 2001) -- The MONY Group Inc. (NYSE: MNY) today reported operating income for the quarter ended March 31, 2001 of $11.7 million, or $0.23 per share. The company's first quarter operating results include a $0.06 per share after tax loss from its equity partnership portfolio. Excluding the venture capital loss, MONY would have met the previously provided guidance of $0.29 per share in operating income for the quarter. Net income for the first quarter of 2001 was $13.3 million, or $0.26 per share and includes $0.03 per share of realized gains from investments.

"Our core business fundamentals and our diverse, high-quality distribution systems remain sound. However, the downturn in the equity markets has affected the sale of accumulation products, fees derived from assets under management, and the demand for brokerage and capital markets services during the quarter," said Michael I. Roth, The MONY Group Inc.'s chairman and CEO.

In the first quarter of 2000, the company reported operating income of $124.2 million, or $2.60 per share including $101.3 million or $2.12 per share of operating income from the company's equity partnerships portfolio. Net income for the first quarter of 2000 was $101.2 million, or $2.12 per share. This included net realized gains on investments of $13.7 million or $0.29 per share, and an extraordinary expense of $36.7 million, or $0.77 per share.

"Since our demutualization just over two years ago, we have delivered on our corporate objectives - organic growth, capital deployment and improving operating efficiency," said Mr. Roth. "Specifically, we diversified our revenue sources, used approximately $400 million in capital to purchase companies such as Advest, USFL and Matrix Capital Markets and realized $30 million in expense savings," continued Mr. Roth.

"We are continuing our evolution as a public company and will implement initiatives to effectively leverage the distribution and manufacturing capacity we have built since our demutualization," added Mr. Roth. "These initiatives provide the opportunity to allocate resources and capital towards those areas in the company with the greatest potential for profit and revenue growth. At the same time, we will decrease or eliminate activities that do not."

MONY expects to realize savings of approximately $35 million and will take a restructuring charge of at least $50 million during 2001. Specific information on these initiatives will be released over the coming months.

An earnings summary is as follows:

                                                   THREE MONTHS ENDED
                                                        MARCH 31,
                                                   2001            2000
($ in millions except share data and per share
amounts)

Operating Income excluding Venture Capital        $  14.8        $  22.9
Venture Capital Income (losses)                   $  (3.1)       $ 101.3
                                                  -------        -------
Operating Income                                  $  11.7        $ 124.2
Realized Gains from Investments                   $   1.6        $  13.7
Extraordinary Item - Net                          $    --        $ (36.7)
                                                  -------        -------
Net Income                                        $  13.3        $ 101.2

DILUTED PER SHARE AMOUNTS:
Operating Income Before Venture Capital           $  0.29        $  0.48
Venture Capital Income (losses)                   $ (0.06)       $  2.12
                                                  -------        -------
Operating Income                                  $  0.23        $  2.60
Realized Gains from Investments                   $  0.03        $  0.29
Extraordinary - Net                               $    --        $ (0.77)
                                                  -------        -------
Net Income                                        $  0.26        $  2.12

SHARE DATA:
Weighted-average Shares Outstanding               48,720,335     47,104,995
Plus:  Incremental Shares from Assumed
  Conversion of Dilutive Securities                1,594,447        598,886
                                                  ----------     ----------
Weighted-average Shares Used in Diluted Per-
  Share Calculations                              50,314,782     47,703,881
                                                  ==========     ==========

FIRST-QUARTER HIGHLIGHTS INCLUDE:

- With the completion of the acquisition of The Advest Group on January 31, The MONY Group now reports Advest's income in the retail brokerage and investment banking segment. This new segment is in addition to the company's protection and accumulation segments.

- MONY acquired Matrix Capital Markets Group, Inc., a Richmond, Va.-based premier middle market investment bank that specializes in merger and acquisition advisory services. Transaction values range from $10 million to $100 million. Matrix's revenue will be reported in the new retail brokerage and investment banking segment.

- During the quarter, The Enterprise Group of Funds, MONY's mutual fund family:

         - experienced net inflows of $68 million despite difficult market conditions

         - launched the new Enterprise Mergers and Acquisitions Fund, a first for the industry in terms of its unique investment strategy. Focused on corporate takeovers, the fund will blend risk arbitrage with a buy-and-hold strategy for companies of any size believed to be likely acquisition targets in the next 12 to 18 months.

- Reflecting current market conditions, the company reported a $0.06 per share after tax loss from its equity partnership portfolio. The loss reflects the write down of certain public and private holdings. Presently, the company has approximately $30 million of additional pretax gains related to its equity partnership investments that may be realized in the future but are subject to market fluctuations.

- As of March 31, 2001, book value was $42.54 per share (excluding accumulated comprehensive income).

- In the first quarter, MONY continued its share repurchase program and bought back 362,589 shares at an average price of $34.24. The company is currently authorized to repurchase up to 2.4 million shares. As of today, MONY has repurchased approximately 70% or 1.7 million shares of its repurchase allotment at an average price of $31.15 per share.

BUSINESS SEGMENTS

Protection Segment

Through its protection segment, The MONY Group sells a wide range of life insurance products (including whole life, term life, variable universal life, last survivor variable universal life, and group universal life) to higher-income individuals, particularly small business owners, family builders and pre-retirees.

Total new annualized and single life insurance premiums for the first quarter of 2001 were $49.3 million, slightly below the $52.7 million earned in the same period last year.

Sales of corporate-owned life insurance (COLI) and bank-owned life insurance
(BOLI) were $22.1 million compared to $23.2 million in the first quarter of 2000. Corporate sales are large-premium cases that typically generate revenues that can fluctuate considerably from quarter-to-quarter.

U.S. Financial Life Insurance Co. (USFL) increased first-quarter 2001 new premiums through its brokerage general agency distribution channel. New USFL premiums rose to $9.8 million in the first quarter of 2001 from $8.9 million for the first quarter of 2000. A greater percentage of USFL's business is coming from permanent insurance, resulting in higher margins.

Last year, MONY introduced MONY Independent Network, which sells MONY protection products through brokerage general agents and broker/dealers. As of the end of the first quarter, MONY secured 50 agreements with brokerage general agencies and broker/dealers. Through these agreements, MONY has access to 150 locations, representing over 10,000 active producers.

New career agency life insurance premiums (first-year and single premiums) were $17.1 million in the first quarter of 2001, compared to $20.2 million in the first quarter of 2000. As a significant portion of the company's life insurance products are variable-based, sales of these products are heavily influenced by the performance of the stock market.

Accumulation Segment

Through its accumulation segment, The MONY Group provides variable annuities and proprietary retail mutual funds through its sales force and third-party broker-dealers.

As the company stated on March 19, the equity market declines have substantially affected the sale of accumulation products and the fees derived from assets under management. As a result, accumulation assets under management were $8.9 billion at March 31, 2001, compared with $9.9 billion as of December 31, 2000 and $10.9 billion on March 31, 2000.

New accumulation assets raised in the 2001 first quarter were $437 million, compared to a record $877 million in 2000. This first quarter 2000 sales record was achieved due to strong demand for the Enterprise Internet and growth mutual funds as a result of the unprecedented performance of the equity markets.

Against difficult market conditions, The Enterprise Group of Funds had first-quarter sales of $365 million, compared to sales of $761 million in the first quarter of 2000. Despite these conditions, net inflows during the quarter were $68 million.

Enterprise mutual fund sales through third-party broker-dealers were $249 million in the quarter, compared with $549 million in the prior year period. Enterprise funds sold through The MONY Group career system were $116 million for the quarter, compared to $212 million in the first quarter of 2000.

Annuity sales were $72 million in the first quarter of 2001, compared with $116 million in the prior-year period.

Retail Brokerage & Investment Banking Segment

The Retail Brokerage and Investment Banking segment includes securities brokerage, trading, investment banking, trust and asset management services to high-net worth individuals and small to mid-size business owner clients through MONY's Advest, Matrix Capital Markets and MONY Securities Corp. subsidiaries. The Retail Brokerage and Investment Banking segment revenues were $71.1 million for the quarter.

Advest revenues were $58.3 million for February and March 2001, compared with a record $75.7 million for the months of February and March 2000. (MONY completed its acquisition of Advest on January 31, 2001.)

Revenues from Advest's private client group were $30.1 million for the months of February and March 2001, compared to $43.7 million for the same period in 2000. Market volatility adversely affected revenue. Advest's private client group includes the retail sale of equities, asset management products, fixed income products and annuities to individual investors through Advest financial advisors.

For the three month period ended March 31, 2001, MONY Securities Corp., a registered securities broker-dealer for MONY's career network, posted revenues of $11 million for the three months ended March 31, 2001, compared with $18.4 million during the comparable 2000 quarter. The financial performance of MONY Securities Corp. was previously reported in the "Other" category in MONY's financial statements.

Business Focus

"Over the course of the next three quarters, we will continue to focus on achieving the solid growth objectives we have in place for our protection, accumulation and retail brokerage businesses," commented Mr. Roth.

MONY's 2001 fiscal earnings target is $2.00 - $2.25 in operating EPS, assuming a modest improvement in the equity markets beginning late in the second quarter. This reflects a $0.14 per share dilution caused by goodwill amortization related to the company's acquisition of Advest. It also assumes a 15% annual return or $0.50 per share on the company's venture capital portfolio over the last three quarters of 2001.

"Our strong, professional distribution systems continue to provide MONY with a clear competitive edge in the marketplace. This is of particular importance in the current environment," added Mr. Roth. "We will continue to enhance the productivity of our distribution channels as well as take the necessary steps to streamline operations, better align resources and reduce expenses."

Forward Looking Statements

This release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements relating to MONY's expected results for 2001. There are a number of uncertainties and risks that could cause actual results to differ materially from our expectations, including those described in the company's filings with the Securities and Exchange Commission. Among other things, venture capital gains or losses could differ from our assumptions because of further changes in equity values; movements in the equity markets could affect our investment results, the fees we earn from assets under management and the demand for our variable products; and actual death claims experience could differ from our mortality assumptions. The company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

ABOUT THE MONY GROUP INC.

The MONY Group Inc. (NYSE: MNY), with approximately $55 billion in assets under management and administration, provides life insurance, annuities, mutual funds, brokerage, asset management, business & estate planning, trust and investment banking products and services to individual and institutional clients through several member companies. The MONY Group focuses primarily on offering customized financial solutions through multiple distribution channels, including a career agency sales force, brokerage general agencies, financial advisors, brokers, and other complementary channels. The MONY Group's (www.mony.com) member companies include The

Advest Group, Inc., MONY Life Insurance Company, Matrix Capital Markets Group Inc., Enterprise Capital Management, Inc., U.S. Financial Life Insurance Company, MONY Securities Corporation and Trusted Securities Advisors Corp.

Note: The MONY Group Inc. will host a conference call to discuss 1Q 2001 financial results at 9:00 am on Tuesday, May 8, 2001. The call can be heard via the Investor Relations link at www.mony.com.

                       SUPPLEMENTAL FINANCIAL INFORMATION

To assist interested parties in analyzing the Company's consolidated financial results attached is the following supplemental information:

EXHIBIT I presents certain summary consolidated income statement data of The MONY Group for the three-month periods ended March 31, 2001 and 2000.

EXHIBIT II presents certain summary consolidated balance sheet data as of March 31, 2001.

EXHIBIT III presents information regarding new business generated by the Company for the three-month periods ended March 31, 2001 and 2000.

EXHIBIT I

                      THE MONY GROUP INC. AND SUBSIDIARIES
                   SUMMARY CONSOLIDATED INCOME STATEMENT DATA

($ in millions, except share data and per                    THREE MONTHS ENDED
share amounts)                                                    MARCH 31,
                                                         2001                 2000

REVENUES:
Premiums                                            $      165.1         $      165.0
Universal life and investment-type product
policy fees                                                 49.7                 49.9
Net investment income                                      183.7                351.8
Net realized gains on investments                            2.5                 18.6
Group Pension Profits                                        9.9                 10.1
Retail Brokerage and Investment Banking                     71.1                 18.4
Other income                                                30.3                 41.2
                                                    ------------         ------------
                                                           512.3                655.0
BENEFITS AND EXPENSES:
Benefits to policyholders                                  197.7                180.7
Interest credited to policyholders' account
balances                                                    28.3                 28.4
Amortization of deferred policy acquisition
costs                                                       37.2                 37.5
Dividends to policyholders                                  54.6                 57.2
Retail brokerage and investment banking*                    73.8                 18.1
Other operating costs and expenses                         100.4                120.9
                                                    ------------         ------------
                                                           492.0                442.8
Income before income taxes and extraordinary
item                                                        20.3                212.2
Income tax expense                                           7.0                 74.3
                                                    ------------         ------------
Income before extraordinary item                            13.3                137.9
Extraordinary item - net                                      --                (36.7)
                                                    ------------         ------------
Net income                                          $       13.3         $      101.2
                                                    ============         ============

OPERATING INCOME:
Net income                                          $       13.3         $      101.2
Less:
  Net realized gains on investments (after
  tax)                                                      (1.6)               (13.7)
Plus:
  Extraordinary items                                         --                 36.7
                                                    ------------         ------------
Operating income                                    $       11.7         $      124.2
                                                    ============         ============

PER SHARE AMOUNTS:
Diluted Operating Income                            $       0.23         $       2.60
Diluted Income Before Extraordinary Item            $       0.26         $       2.89
Diluted Net Income                                  $       0.26         $       2.12

SHARE DATA:
Weighted-average Shares Outstanding                   48,720,335           47,104,995
Plus:  Incremental Shares from Assumed
  Conversion of Dilutive Securities                    1,594,447              598,886
                                                    ------------         ------------
Weighted-average Shares Used in Diluted
  Per Share Calculations                              50,314,782           47,703,881
                                                    ============         ============

* Includes Advest for February and March 2001 only.

Exhibit II

                     SUMMARY CONSOLIDATED BALANCE SHEET DATA

CONSOLIDATED BALANCE SHEET DATA:                             AS OF MARCH 31,
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                         2001
Invested assets (including cash and cash equivalents)         $ 11,746.9
Assets transferred in Group Pension Transaction                  4,832.0
Separate account assets                                          5,255.4
Other assets                                                     4,078.9
                                                              ----------
     Total assets                                             $ 25,913.2
                                                              ==========

Policyholders' liabilities                                    $ 10,291.0
Liabilities transferred in Group Pension Transaction             4,800.0
Separate account liabilities                                     5,252.7
Short-term debt                                                    385.9
Long-term debt                                                     585.0
Other liabilities                                                2,396.9
                                                              ----------
     Total liabilities                                        $ 23,711.5

Equity                                                           2,169.6
Accumulated comprehensive income                                    32.1
                                                              ----------
     Total shareholders' equity                                  2,201.7

     Total liabilities and shareholders' equity               $ 25,913.2
                                                              ==========

Per share amounts:
Diluted book value per share                                  $    43.17
                                                              ==========
Diluted book value per share (Ex. Accumulated
Comprehensive income)                                         $    42.54
                                                              ==========

Exhibit III

                               SEGMENT INFORMATION

The following chart presents MONY's protection and accumulation sales for the quarter as well as revenue generated from the company's retail brokerage and investment banking segment.


                                                     THREE-MONTHS ENDED
                                                          MARCH 31,
                                                     2001           2000
                                                     ----           ----
NEW BUSINESS ($ IN MILLIONS):
Protection Products
Career Agency System                                $ 17.1        $ 20.2
U.S. Financial Life Insurance Company                  9.8           8.9
Complementary Distribution*                           22.4          23.6
                                                    ------        ------
Total New Annualized Life Insurance Premiums        $ 49.3        $ 52.7

Accumulation Products
Career Agency System - Variable Annuities           $   72        $  116
Career Agency System - Mutual Funds                    116           212
Third Party Distribution - Mutual Funds                249           549
                                                    ------        ------
Total Accumulation Sales                            $  437        $  877

REVENUES ($ IN MILLIONS):
Retail Brokerage & Investment Banking
Advest**                                            $ 58.3        $ 75.7***
MONY Securities Corp.                                 11.0          18.4
Matrix Capital Markets                                 1.8           1.4***
                                                    ------        ------
Total Revenue                                       $ 71.1        $ 95.5***


* primarily corporate life insurance
** for two month period, February & March
*** proforma for comparison purposes